                                                                     EXHIBIT 4.2
                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of December 3, 1999 (this
"Supplemental Indenture"), by and between Nalco Chemical Company, a Delaware corporation, (the "Company") and The Chase Manhattan Bank, as trustee (the
"Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company and the Trustee have entered into an indenture, dated as of May 1, 1998 (the "Indenture"), pursuant to which the Company has issued $150,000,000 aggregate principal amount of its 6 1/4% Notes due 2008 (the
"Notes");

         WHEREAS, Section 9.2 of the Indenture provides that under certain circumstances the Company and the Trustee may amend the Indenture with the consent of Holders (as defined in the Indenture) of at least a majority in principal amount of the Notes then outstanding;

         WHEREAS, the Company desires to amend certain provisions of the
Indenture affecting the Notes, as set forth below;

         WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes outstanding have consented to the amendments to be effected by this Supplemental Indenture;

         WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, for the equal and proportionate benefit of all
Holders of the Notes, as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words "herein,"
"hereof" and "hereby" and other words of similar import used in this
Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. AMENDMENT TO SECTION 5.1. Upon the Effective Date (as hereafter defined), subsections (5) and (6) of the section of the Indenture entitled "Section 5.1
Events of Default."

are hereby amended by deleting all such subsections in their entirety and all references thereto throughout the Indenture.

         3. AMENDMENT TO SECTION 7.4. Upon the Effective Date, Section 7.4 is
hereby amended by deleting such section in its entirety and all references thereto throughout the Indenture.

         4. AMENDMENT TO SECTION 8.1. Upon the Effective Date, Section 8.1 is
hereby amended by deleting such section in its entirety and all references thereto throughout the Indenture.

         5. AMENDMENT TO ARTICLE TEN. Upon the Effective Date, the following sections under Article 10 of the Indenture are hereby amended by deleting all such sections in their entirety and all references thereto throughout the
Indenture:

     (i)    Section 10.3    Money for 0Securities Payments to be Held in Trust.

     (ii)   Section 10.6    Restrictions on Secured Funded Debt.

     (iii)  Section 10.7    Limitation on Sales and Leasebacks.

         6. AMENDMENT TO SECTION 1.1. Upon the Effective Date those definitions under Section 1.1 shall be deemed deleted when all references to such definitions elsewhere in the Indenture would be eliminated as a result of the foregoing amendments.

         7. TIME AMENDMENTS BECOME OPERATIVE. Upon execution and delivery of this Supplemental Indenture (the "Effective Date"), the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the
Indenture for any and all purposes, and all the terms and condition of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control. Notwithstanding an earlier execution date, the provisions of this
Supplemental Indenture shall not become operative until immediately prior to the time at which the Company accepts the Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying
Consent and Letter of Transmittal, dated November 22, 1999. The Company shall promptly notify the Trustee in writing that this Supplemental Indenture has become operative.

         8. FULL FORCE AND EFFECT. Except as they have been modified by this
Supplemental Indenture, each and every provision of the Indenture shall continue in full force and effect, and all references to the Indenture shall be deemed to mean the Indenture as amended pursuant hereto.

         9. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         10. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

         11. SEPARABILITY. In the event that one or more provisions of this
Supplemental Indenture, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         12. HEADINGS. The headings of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, as of the date first above written.

                                       NALCO CHEMICAL COMPANY

                                       By: /s/ W. G. Marshall
                                           ------------------
                                           Name:  W. G. Marshall
                                           Title: Treasurer

Attest:

         /s/
----------------------------

                                       THE CHASE MANHATTAN BANK

                                       By: /s/ D. Kousich
                                           --------------
                                           Name:  D. Kousich
                                           Title: Authorized Signer

Attest:

         /s/
----------------------------

STATE OF ILLINOIS )
                  ) ss.:
COUNTY OF DUPAGE  )

         On the 3rd day of December, 1999, before me personally came William G.
Marshall, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Nalco Chemical Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                             /s/ Sherry A. Binetti
                                          --------------------------------------

                                                        "OFFICIAL SEAL"
                                                       SHERRY A. BINETTI
                                               Notary, Public, State of Illinois
                                                My Commission Expires 4/10/2002

STATE OF OHIO              )
                           ) ss.:
COUNTY OF CUYAHOGA         )

         On the 3rd day of December, 1999, before me personally came D. Kousich, to me known, who, being by me duly sworn, did depose and say that he is the
Authorized Signer of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                             /s/ Susan Demaske
                                          --------------------------------------

                                               SUSAN DEMASKE, Attorney at Law
                                                Notary Public - State of Ohio
                                            My commission has no expiration date
                                                     Section 147.03 R.C.